Exhibit 11

Electronic Retailing Systems International, Inc.
Computation of Net Income Per Common Share



					Year Ended		Year Ended		Year Ended
					Dec. 31, 2000	Dec. 31, 1999	Dec. 31, 1998
					--------------	--------------	--------------

Net Income				$41,207,000		($2,111,000)	($34,313,000)
					--------------	--------------	--------------

Weighted average common
 shares outstanding		 21,291,072		 21,264,025		  21,232,621
					--------------	--------------	--------------

Basic (loss) per common
 share				      $1.94		     ($0.10)	      ($1.62)
					--------------	--------------	--------------

Calculation of weighted average shares outstanding
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Shares issued and outstanding
			 21,282,637		 21,249,447		  21,187,035

Issuance of shares pursuant
to stock option plan	      8,440		     14,578		      45,586
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Weighted average common
 shares outstanding	 21,291,077		 21,264,025		  21,232,621
	---------------	--------------	--------------